SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11549 (Commission File Number)	63-0780521 (I.R.S. Employer Identification Number)

4909 SE International Way

Portland, Oregon

97222-4679

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

         99.1   Presentation Data

ITEM 9.   REGULATION FD DISCLOSURE

Blount International, Inc. (the “Company”), is furnishing herewith certain data being presented by one of its executive officers at the Lehman Brothers 2003 Merchant Banking Partners II Annual Meeting in New York, New York on November 20, 2003.

The following presentation contains forward-looking information. Such forward-looking information is based upon management’s current knowledge of factors affecting the Company’s business. Where the Company expresses an expectation or belief as to future results in any forward-looking information, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. The differences between expected outcomes and actual results can be material, depending upon circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Date: November 20, 2003
By: /s/ Calvin E. Jenness
Name: Calvin E. Jenness Title: Senior Vice President, CFO & Treasurer

EXHIBIT INDEX

Exhibit No.

Description of the Exhibit

99.1

Presentation Data